Exhibit 4.56

From:	Piraeus Bank A.E. (the “Bank”)

To:	IALYSOS OWNING COMPANY LIMITED of Marshall Islands (the “Borrower” )

Subject: Loan Agreement as novated, amended and restated in force, for an amount up to US$ 130,000,000 between Piraeus Bank A.E. and the Borrower signed on 13th March, 2008 (the “Loan Agreement”).

Dear Sirs,

Further to the recent discussions during which the Borrower has requested the amendment of the Loan Agreement for the purposes of facilitating earlier prepayment of the same, we are pleased to inform you that the Bank proposes to amend the Loan Agreement as set out under sections A to D below.

A. The Loan Agreement shall be amended as follows:

a) Clause 6.4 shall be fully deleted and replaced by the following new clause 6.4:

“The Borrower may prepay the Loan in whole or in part (any such part being a minimum of $500,000 or any larger sum which is an integral multiple of $500,000) at any time.”

b) Clause 6.5 shall be fully deleted and replaced by the following new clause 6.5:

“No prepayment may be effected under clause 6.4 unless the Borrower shall have given the Bank one (1) day’s notice of its intention to make such prepayment. Every notice shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount of the Loan to be prepaid, shall specify which deposit account of the Borrower is to be debited with the prepayment amount, and shall oblige the Borrower to make such prepayment on the date specified.”

B. Upon execution hereof by the Lender and the Borrower, the Loan Agreement shall be deemed formally amended by virtue of the provisions of Section A above.

C. Moreover the Bank shall release and lift all shipmortgages and all other security established and existing over the assets of the Borrower by virtue of the Security Documents within three (3) Piraeus business days in the event of a Greek flag and seven (7) Piraeus business days in the event of a Maltese flag from receipt of the above prepayment notice from the Borrower, provided only that the quoted prepayment amounts, to be drawn by the Bank in accordance with the instructions of the Borrower, are sufficient for the full and final payment and discharge of ail due and owing payment obligations of the Borrowers under or pursuant to the Loan Agreement and the Master Agreement (if any).

It is agreed that the Bank may exceptionally require, and the Borrower shall consent, to create a pledge over the respective bank account of the Borrower, to which the prepayment amounts are credited or are to be credited as identified in the respective prepayment Notice, or whatever other security on the funds reserved for the prepayment under the Loan Agreement and the Master Agreement (if applicable).

D. This Letter shall be governed by, and construed in accordance with, English law and all disputes in connection with this Letter, if any, shall exclusively be resolved before the Courts of London, U.K.

In order to confirm your agreement to the above, we kindly request you to initial ail pages of all originals of this letter and to sign, indicating also the date of signature, all five (5) originals.

DA IALYSOS AMENDMENT LETTER

PIRAEUS BANK GROUP HEADQUARTERS

4, AMERIKIS ST., GR-105 64 ATHENS, GREECE, TEL: +30 210 333 5000, www.piraeusbank.gr

EXECUTED and DELIVERED as a DEED on this 16th day of September 2011 by Piraeus Bank SA

acting by Maria Young		)	/s/ Maria Young
Jason Dallas			/s/ Jason Dallas

such execution being witnessed by	/s/ YANNIS CHARALAMBIDES	)
YANNIS CHARALAMBIDES
ATTORNEY - AT - LAW
15, PINDAROU STR.
106 73 ATHENS - GREECE
TEL.: 210 3607771 - FAX: 210 3807885

Accepted and agreed
for and on behalf of BORROWER
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011

acting by PAPAPONTIKOU EUGENIA		)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267

Read and Acknowledged
for and on behalf of DRYSHIPS INC. in its capacity as CORPORATE GUARANTOR
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011
)
)
)
)
)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267

Read and Acknowledged
for and on behalf of BOONE STAR OWNERS INC. of Marshall Islands in its capacity as CORPORATE GUARANTOR
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011
)
)
)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267

Read and Acknowledged
for and on behalf of IOKASTI OWNING COMPANY LIMITED of Marshall Islands in its capacity as CORPORATE GUARANTOR
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011
)
)
)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267

PB MARINER NAUTICA AMENDMENT LETTER

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